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                                                                    EXHIBIT 12.1

                    STATEMENT REGARDING COMPUTATION OF RATIOS

                          Lone Star Technologies, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                          (In Thousands Except Ratios)


                                                                                                          For the Six
                                                              Year Ended                                  Months Ended
                                                             December 31,                                   June 30,
                                        --------------------------------------------------------     -----------------------
                                        1996       1997               1998       1999     2000         2000          2001
                                        --------------------------------------------------------     -----------------------
FIXED CHARGES:
Interest Expense                         6.8          6.6              4.0        4.6      14.4            6.9          6.2
Capitalized Interest and other
   debt related costs                    0.7          0.2              0.8        0.6       0.8            0.3          0.7
Interest Element of rentals              1.2          1.3              1.2        1.2       1.3            0.6          0.7
                                        --------------------------------------------------------     -----------------------
   Total Fixed Charges                   8.7          8.1              6.0        6.4      16.5            7.8          7.6

EARNINGS AVAILABLE TO
  COVER FIXED CHARGES
Net Income                              24.9         53.7            (24.9)      (5.5)     38.6           15.8         29.7
Add (deduct):
   Extraordinary Items                               (0.9)            (7.4)         -         -              -            -
   Discontinued Operations                          (12.4)               -          -         -              -            -
   Income Taxes                          0.6          0.9                -          -       1.8            0.9          0.9
Fixed Charges excluding capitalized
   interest                              8.3          8.1              6.0        6.4      16.3            7.8          7.3
                                        --------------------------------------------------------     -----------------------
   Total Earnings Available to Cover
       Fixed Charges                    33.8         49.4            (26.3)       0.9      56.7           24.5         37.9


RATIO OF EARNINGS TO
                                        --------------------------------------------------------     -----------------------
   FIXED CHARGES                         3.9          6.1                -        0.1       3.4            3.1          5.0
                                        ========================================================     =======================


                                             Pro forma
                                            For the Six                Pro Forma
                                            Months Ended               Year Ended
                                              June 30,                December 31,
                                        --------------------       ------------------
                                                2001                      2000
                                        --------------------       ------------------
FIXED CHARGES:
Interest Expense                                       20.6                     45.1
Capitalized Interest and other
   debt related costs                                   3.7                      4.0
Interest Element of rentals                             8.0                     21.0
                                        --------------------       ------------------
   Total Fixed Charges                                 32.3                     70.1

EARNINGS AVAILABLE TO
  COVER FIXED CHARGES
Net Income                                             49.4                     29.3
Add (deduct):
   Extraordinary Items                                    -                        -
   Discontinued Operations                                -                        -
   Income Taxes                                         2.6                      1.5
Fixed Charges excluding capitalized
   interest                                            32.0                     69.9
                                        --------------------       ------------------
   Total Earnings Available to Cover
       Fixed Charges                                   84.0                    100.7


RATIO OF EARNINGS TO
                                        --------------------       ------------------
   FIXED CHARGES                                        2.6                      1.4
                                        ====================       ==================

Historical earnings were inadequate to cover fixed charges by $32.3 million in the fiscal year ended 1998.